UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The information disclosed in Item 7.01 of this Current Report on Form 8-K is furnished and incorporated by reference in this Item 2.02. The financial information referred to therein is furnished as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 to this report and incorporated by reference in this Item 2.02.

Item 7.01.  Regulation FD Disclosure

Effective for the first quarter of fiscal 2013, TE Connectivity Ltd. (the “Company”) reorganized its management and segments to better align the organization around the Company’s strategy. The Company’s businesses in the former Communications and Industrial Solutions segment have been moved into other segments. Also, the Aerospace, Defense, and Marine and Energy businesses, formerly included in the Transportation Solutions and Network Solutions segments, respectively, have been moved to the newly created Industrial Solutions segment. The following represents the new segment structure:

•                  Transportation Solutions — This segment consists of the Automotive business.

•                  Network Solutions — The Telecom Networks, Data Communications, Enterprise Networks, and Subsea Communications businesses are presented in this segment.

•                  Industrial Solutions — This segment contains the Industrial, Aerospace, Defense, and Marine, and Energy businesses.

•                  Consumer Solutions — The Consumer Devices and Appliances businesses are included in this segment.

The Company has reclassified prior period segment results to reflect the new segment reporting structure.

The unaudited financial information furnished with this report and incorporated by reference includes the consolidated segment results, consolidated net sales by industry end market, and consolidated adjusted operating income by segment of the Company for the fiscal quarters ended September 28, 2012, June 29, 2012, March 30, 2012, December 30, 2011, September 30, 2011, June 24, 2011, March 25, 2011, and December 24, 2010, and for the fiscal years ended September 28, 2012 and September 30, 2011, along with the reconciliation of non-GAAP financial measures to GAAP financial measures for adjusted operating income by segment.

Non -GAAP Measure

The Company presents operating income before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). The Company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in the Company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into the Company’s underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the Company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1

Consolidated Segment Results of TE Connectivity Ltd. for the fiscal quarters ended September 28, 2012, June 29, 2012, March 30, 2012, December 30, 2011, September 30, 2011, June 24, 2011, March 25, 2011, and December 24, 2010, and for the fiscal years ended September 28, 2012 and September 30, 2011 (Unaudited)

99.2

Consolidated Net Sales by Industry End Market of TE Connectivity Ltd. for the fiscal quarters ended September 28, 2012, June 29, 2012, March 30, 2012, December 30, 2011, September 30, 2011, June 24, 2011, March 25, 2011, and December 24, 2010, and for the fiscal years ended September 28, 2012 and September 30, 2011 (Unaudited)

99.3

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for Consolidated Adjusted Operating Income by Segment of TE Connectivity Ltd. for the fiscal quarters ended September 28, 2012, June 29, 2012, March 30, 2012, December 30, 2011, September 30, 2011, June 24, 2011, March 25, 2011, and December 24, 2010, and for the fiscal years ended September 28, 2012 and September 30, 2011 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Robert W. Hau
Robert W. Hau
Executive Vice President and Chief Financial Officer

Date: December 17, 2012